UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2012

SOUND FINANCIAL, INC.
(Exact name of Registrant as specified in its Charter)

United States	000-52889	26-0776123
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

2005 5th Avenue, Second Floor, Seattle, Washington	98121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (206) 448-0884

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers, Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2012, the Compensation Committee of the Board of Directors of Sound Financial, Inc. (the “Company”) awarded shares of restricted stock and stock options to executive officers and employees of the Company, and its wholly owned subsidiary, Sound Community Bank, pursuant to the Sound Financial, Inc. 2008 Equity Incentive Plan (the “Plan”). The Plan was approved by shareholders at the special meeting of shareholders held on November 19, 2008. The grants to and executive officers and officers were as follows:

	Shares of Restricted Stock	Number of Shares Subject to Stock Options
Laura Lee Stewart, Director, President and CEO	1,860	5,117(1)
Matthew P. Deines, EVP and CFO	1,860	5,000(1)
Matthew F. Moran, EVP and CCO	1,865	5,000(1)
David Sharon, VP Commercial Lending	1,805	5,050(1)
Heidi J. Sexton, VP Operations	1,805	5,050(1)
David Haines, VP Information Technology	1,805	5,000(1)
______________________________
(1)  Incentive stock options

All of the awards will vest in 20 percent annual increments over the next five years. The options are exercisable for a period of 10 years from the date of grant, subject to vesting. The stock options granted to each of the individuals indicated above were at an exercise price of $7.42, which was the fair market value of the Company’s common stock on the grant date. The vesting date for options and restricted stock is accelerated in the event of the grantee’s death, disability or a change in control of the Company or Sound Community Bank. Copies of the form of agreements pursuant to which grants were made under the Plan are filed as exhibits to this report.

Item 9.01  Financial Statements and Exhibits

Exhibit Number	Description

Exhibit 10.1	Form of Incentive Stock Option Agreement under the Sound Financial, Inc. 2008 Equity Incentive Plan.

Exhibit 10.2	Form of Restricted Stock Agreement under the Sound Financial, Inc. 2008 Equity Incentive Plan.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUND FINANCIAL, INC.

Date: March 5, 2012	By:	/s/ Laura Lee Stewart
Laura Lee Stewart President and Chief Executive Officer